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                                                                    Exhibit 21.1


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                                                                                                          NAIC #        FEIN #
                                                                                                          ------        ------
XL CAPITAL LTD - CAYMAN                                                                                              98-0191089
-----------------------
  EXEL HOLDINGS LIMITED - CAYMAN
    XL INSURANCE LTD - BERMUDA
      XL FINANCIAL ASSURANCE LTD. (85%) - BERMUDA
      XL CAPITAL PRODUCTS LTD - BERMUDA
      XL INVESTMENTS LTD - BERMUDA
        X.L. Investment Private Trustee Ltd. - BERMUDA
          XL Investments (Barbados) Inc. - BARBADOS
        First Cumberland Bank, Inc. - BARBADOS
        Garrison Investments Inc. - BARBADOS
          Risk Capital Holdings Inc. (28%) - DE                                                                      06-1424716
        Kensington Investments Inc. - BARBADOS
          XLB Partners Inc. - BARBADOS IBC
          Cumberland Holdings, Inc. - DE                                                                             98-0174616
            Cumberland California, Inc. - DE                                                                         98-0174621
              Pareto Hughes Research (30%) - DE                                                                      95-4590570
              Pareto Partners (30%)  - CA                                                                            13-3609837
            Cumberland New York, Inc. - DE                                                                           98-0174619
              Pareto (30%) - NY                                                                                      95-4627346
        InQuisLogic Ltd. - BARBADOS
          InQuisLogic Inc. - DE                                                                                      06-1542517
        RiskConnect Ltd. - BARBADOS
          RiskConnect Inc. - DE
      FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD. (80%) - BERMUDA
      XL GLOBAL SERVICES (BERMUDA) LTD. - BERMUDA
      XL HOLDINGS BARBADOS LTD. - BARBADOS
        X.L. America Inc. - DE                                                                                       06-1516268
          Brockbank Insurance Services Inc. - CA
          Global Credit Analytics, Inc. - DE
          XL Global Services, Inc. - DE                                                                              06-1527321
          NAC RE CORPORATION - DE                                                                         20583      13-3297840
            NAC Re International Holdings Ltd - UK
              NAC Reinsurance International Limited - UK
              Denham Syndicate Management Ltd - UK
              Stonebridge Underwriting Ltd - UK
              NAC Re International Services Co., Ltd - UK
              NAC REINSURANCE CORPORATION (A - 76%) - NY
              NAC Re Investment Holdings, Inc. - DE                                                                  06-1529606
              Greenwich Insurance Company (A - 5%) - CA                                                   22322      95-1479095
              Indian Harbor Insurance Company (A - 5%) - ND                                               36940      06-1346380
              XL Insurance Company of New York, Inc. (A - 5%) - NY                                        40193      13-3787296
              XL Capital Assurance, Inc. (A - 7%) - NY                                                    11007      06-1529345
              Intercargo Corporation - DE                                                                           36-3414667
                International Advisory Services Inc. - IL                                                            36-3081634
                  XL Specialty Insurance Company - IL                                                      37885      85-0277191
                  Intercargo Insurance Company HK Ltd. - HK
                Intercargo International Limited - BVI                                                               AA-004102
              ECS INC. - PA                                                                                          23-2152934
                ECS ALTERNATIVE MARKET SERVICES, INC. - PA                                                           23-2741979
                ECS HOLDINGS, INC. - DE                                                                              23-2683777
                  ECS International, Inc. - DE                                                                       23-2683775
                    ECS Asesores en Seguros Medioambientales, S.A.R.L. - SPAIN
                    The ECS Group, Ltd - UK                                                                          2711579
                      ECS Underwriting Ltd. - UK                                                                     2549841
                      Environmental Compliance Svcs Ltd. - UK                                                        2551297
                      Consulting Services International Ltd. - UK                                                    2551297
                  ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V. - MEXICO
                  Risk & Insurance Services, Inc. - BARBADOS
                  ECS Reinsurance Company Inc. - BARBADOS                                                            98-0086637
                ECS UNDERWRITING, INC. - PA                                                                          23-2901851
                ECS CLAIMS ADMINISTRATORS, INC. - PA                                                                 23-2614107
                ECS RISK CONTROL, INC. - PA                                                                          23-2321718
                ECS CHILD CARE CENTER, INC. - PA                                                                     23-2866192
      SOVEREIGN RISK INSURANCE LTD. (50%) - BERMUDA
      X.L. ONE LTD. - BERMUDA
        XL Europe (50%) - REPUBLIC OF IRELAND
      X.L. TWO LTD. - BERMUDA
        XL Europe (50%) - REPUBLIC OF IRELAND
          XL Australia Pty Ltd - AUSTRALIA
          XL Prevent Ltd - UK
          Le Mans Re (A - 49%) - FRANCE
      IPT COMPLIANCE LIMITED - UK
      EXEL CUMBERLAND LIMITED - UK
        Pareto Partners (30%) - UK
          Pareto Australia - AUSTRALIA
        Vision Loyal Ltd. (30%) - UK
      INQUISCAPITAL HOLDINGS (BERMUDA) LIMITED - BERMUDA
        InQuisLogic (Bermuda) Limited - BERMUDA
        RiskConnect Limited - BERMUDA
    ANNUITY LIFE & RE (HOLDINGS) LTD (6%) - BERMUDA
    EXEL ACQUISITION LTD. - CAYMAN
      GCR HOLDINGS LIMITED - CAYMAN (IN LIQUIDATION)
    REEVE COURT INSURANCE COMPANY (.04%) - BERMUDA
    REEVE COURT HOLDINGS LTD. (50%) - BERMUDA
    X.L. PROPERTY HOLDINGS LTD. - BERMUDA
MID OCEAN LIMITED (100%)- CAYMAN
      MID OCEAN HOLDINGS LIMITED - BERMUDA
        XL Mid Ocean Reinsurance Ltd - BERMUDA
          Sunshine State Holdings Corporation (24%) - FL
          The Shipowners Insurance and Guaranty Company Ltd. (4.6%) - BERMUDA
          Global Capital Underwriting Ltd. - UK
          LARC Holdings Ltd. - BERMUDA
            Latin America Reinsurance Company Ltd. - BERMUDA
        Ridgewood Holdings Company - BERMUDA
          Admiral Group Limited (10%)
          The Brockbank Group Plc - UK
            Brockbank Holdings Limited - UK
              Baltusrol Holdings Ltd - BERMUDA
            County Down Limited - CORPORATE MEMBER SYNDICATE 2253
            Dornoch Limited - CORPORATE MEMBER SYNDICATE 1209
            Brockbank Underwriting Limited - UK
              Brockbank Personal Lines Limited - SYNDICATES 253/2253
              Cassidy Brockbank Limited (DORMANT)
              Brockbank Syndicate Management Limited - SYNDICATES 588/861/1209
                Brockbank Syndicate Services Limited
                Sextant International Limited (20%)

A. Company is a member on NAC Reinsurance, Intercargo Pooling Agreement with individual company pooling %'s noted.
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